EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT

           THIS EMPLOYMENT AGREEMENT (the "Agreement"), entered into this 20th day of December, 1999, and effective January 1, 2000, by and between Lafayette Community Bancorp, an Indiana corporation ("Employer"), and David R. Zimmerman, a resident of Tippecanoe County, Indiana ("Employee").

                                   WITNESSETH

           WHEREAS, Employer desires to encourage Employee to make valuable contributions to Employer's business operations and not to seek or accept employment elsewhere;

           WHEREAS, Employee desires to be assured of a secure minimum compensation from Employer for his services over a defined term;

           WHEREAS, Employer desires to assure the continued services of Employee on behalf of Employer on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt by any person to obtain control of Employer;

           WHEREAS, Employer recognizes that when faced with a proposal for a change of control of Employer, Employee will have a significant role in helping the Board of Directors assess the options and advising the Board of Directors on what is in the best interests of Employer and its shareholders, and it is necessary for Employee to be able to provide this advice and counsel without being influenced by the uncertainties of his own situation;

           WHEREAS, Employer desires to provide fair and reasonable benefits to Employee on the terms and subject to the conditions set forth in this Agreement; and

           WHEREAS, Employer desires reasonable protection of its confidential business and customer information which it will develop over the years at substantial expense and assurance that Employee will not compete with Employer for a reasonable period of time after termination of his employment with Employer, except as otherwise provided herein.

           NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and undertakings herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee, each intending to be legally bound, covenant and agree as follows:

          1. Employment. Upon the terms and subject to the conditions set forth in this Agreement, Employer employs Employee as Employer' s president and chief executive officer, and Employee accepts such employment.

          2. Positions. (a) Officer. Employee agrees to serve as Employer's president and chief executive officer and to perform such duties in that office as may reasonably be assigned to him by Employer's Board of Directors; provided, however that such duties shall be performed in or from the principal executive offices of Employer, currently located in Lafayette, Indiana, and shall be of the character as those generally associated with the office of president and chief executive officer. Employee shall not be required to be absent from the location of the principal executive offices of Employer on travel status or otherwise more than 45 days in any calendar year. Employer shall not, without the written consent of Employee, relocate or transfer Employee to a location more than 30 miles from his principal residence. Although while employed by Employer, Employee shall devote substantially all his business time and efforts to Employer's business and shall not engage in any other related business. Employee may use his discretion in fixing his hours and schedule of work consistent with the proper discharge of his duties.

           (b) Board of Directors. During the Term of this Agreement, Employer agrees to elect Employee as one of the directors of Lafayette Community Bank ("Bank") and further agrees to use its best efforts to cause Employee to be nominated and elected as a director of Employer, including in such latter case to solicit proxies and vote pursuant to such proxies in favor of Employee's election as a director of Employer; subject in all cases to the fiduciary duties of the Board of Directors of Bank and Employer and the requirements of government regulatory agencies or authorities.

           3. Term. The term of this Agreement shall begin on January 1, 2000 (the "Effective Date") and shall end on the date which is three years following such date; provided, however, that such term shall be extended automatically for an additional year on each anniversary of the Effective Date, unless either party hereto gives written notice to the other party not to so extend prior to an anniversary, in which case no further automatic extension shall occur and the term of this Agreement shall end two years subsequent to the anniversary as of which the notice not to extend for an additional year is given (such term, including any extension thereof shall herein be referred to as the "Term"). Notwithstanding the foregoing, this Agreement shall automatically terminate (and the Term of this Agreement shall thereupon end) without notice when Employee attains 65 years of age.

           4. Salary. Employee shall receive an annual minimum salary of One Hundred and five thousand Dollars ($105,000) ("Base Compensation") payable at regular intervals in accordance with Employer's normal payroll practices in effect from time to time. The Board of Directors of Employer shall review Employee's salary on an annual basis and may, in its discretion, consider and declare from time to time increases in the Base Compensation that it pays Employee. Any and all increases in Employee's salary pursuant to this section shall cause the level of Base Compensation to be increased by the amount of each such increase for purposes of this Agreement. The increased level of Base Compensation as provided in this section shall become the level of Base Compensation for the remainder of the Term of this Agreement until there is a further increase in Base Compensation as provided herein. .

           5. Benefit Programs. During the term of this Agreement, Employee shall be entitled to participate in or receive benefits under (i) any life, health, hospitalization, medical, dental, disability or other insurance policy or plan, (ii) pension, retirement or employee stock ownership plan, (iii) bonus or profit-sharing plan or program, (iv) deferred compensation plan or arrangement, and (v) any other employee benefit plan, program or arrangement, made available by Employer on the date of this Agreement and from time to time in the future to Employer's directors, officers and employees on a basis consistent with the terms, conditions and overall administration of the foregoing plans, programs or arrangements and with respect to which Employee is otherwise eligible to participate or receive benefits. The foregoing shall not prohibit Employer, in its sole discretion, from amending, modifying, freezing, suspending or terminating such plans, if any, from time to time in the future.

           6. General Policies. (a) So long as Employee is employed by Employer pursuant to this Agreement, Employee shall receive reimbursement from Employer for all reasonable business expenses incurred in the course of his employment by Employer, upon submission to Employer of written vouchers and statements for reimbursement. Employee shall attend, at his discretion, those professional meetings, conventions, and/or similar functions that he deems appropriate and useful for purposes of keeping abreast of current developments in the industry and/or promoting the interests of Employer.

           (b) So long as Employee is employed by Employer pursuant to this Agreement, Employee shall be entitled to office space and working conditions consistent with his position as president and chief executive officer.

           (c) During the term of this Agreement, Employee shall be entitled to four (4) weeks per calendar year of paid vacation, which shall be utilized at such times when his absence will not materially impair Employer's normal business functions. In addition to the vacation described above, Employee also shall be entitled to all paid holidays customarily given by Employer to its officers.

           (d) All other matters relating to the employment of Employee by Employer not specifically addressed in this Agreement shall be subject to the general policies regarding employees of Employer in effect from time to time.

           7. Termination. Subject to the respective continuing obligations of the parties, including but not limited to those set forth in subsections 9(a), 9(b), 9(c), and 9(d) hereof, Employee's employment by Employer may be terminated prior to the expiration of the Term of this Agreement as follows:

(a) Employer, by action of its Board of Directors and upon written notice to Employee, may terminate Employee's employment with Employer immediately for cause. For purposes of this subsection 7(a), "cause" shall be defined as (i) Employee's personal dishonesty of a material nature affecting Employee's ability to perform his duties under this Agreement, (ii) Employee's incompetence in the performance of his duties and obligations under this Agreement, (iii) Employee's willful misconduct or gross negligence, (iv) Employee's breach of fiduciary duty involving personal profit, (v) Employee's intentional failure to perform stated duties, (vi) Employee's conviction of any criminal offense which involves dishonesty or breach of trust or conviction of any felony, (vii) any requirement of a government agency or authority having jurisdiction over Employer or Bank, or (viii) any material violation by Employee of any material provision or covenant of this Agreement.

(b) Employer, by action of its Board of Directors, may terminate Employee's employment with Employer without cause at any time; provided, however, that the "date of termination" for purposes of determining benefits payable to Employee under subsection 8(b) hereof shall be the date which is 30 days after Employee receives written notice of such termination.

(c) Employee, by written notice to Employer, may terminate his employment with Employer immediately for cause. For purposes of this subsection 7(c), "cause" shall be defined as (i) any action by Employer's Board of Directors to remove the Employee as president and chief executive officer of Employer without the prior written consent of Employee, except where the Employer's Board of Directors properly acts to remove Employee from such office for "cause" as defined in subsection 7(a) hereof, (ii) any action by Employer's Board of Directors to materially limit, increase, or modify Employee's duties and/or authority as president and chief executive officer of Employer (including his authority, subject to corporate controls no more restrictive than those in effect on the date hereof, to hire and discharge employees who are not bona fide officers of Employer) without the prior written consent of Employee, except such change in duties as may be required by any government agency or authority having jurisdiction over Employer or Bank, or as may be required for the Board to perform its fiduciary obligations, (iii) any failure of Employer to obtain the assumption of the obligation to perform this Agreement by any successor, as contemplated in Section 18 hereof; (iv) any removal of Employee from or any failure by the shareholders of Employer and Bank to elect or re-elect the Employee as a director of Employer and Bank; (v) any removal of employee from or failure of the Board of Directors of Employer and Bank to elect or re-elect Employee as president and chief executive officer of Employer or such other office requiring the performance of the duties of president and chief executive officer of Employer, except as a result of his disability, or (vi) any material violation by Employer of any material provision or covenant of this Agreement.

(d) Employee, upon sixty (60) days written notice to Employer, may terminate his employment with Employer without cause.

(e) Employee's employment with Employer shall terminate in the event of Employee's death or disability. For purposes hereof, "disability" shall be defined as Employee's inability by reason of illness or other physical or mental incapacity to perform the duties required by his employment for any consecutive One Hundred Eighty (180) day period, provided that notice of any termination by Employer because of Employee's "disability" shall have been given to Employee prior to the full resumption by him of the performance of such duties.

(f) Nothing contained in this Agreement shall impair, affect or change any requirements otherwise imposed upon Employer or Employee by applicable statute, law, rule, regulation or other legal requirement, including, without limitation, Employee's COBRA rights upon termination of employment.

           8. Termination Payments. In the event of termination of Employee's employment with Employer pursuant to section 7 hereof, compensation shall continue to be paid by Employer to Employee as follows:

           (a) In the event of termination pursuant to subsection 7(a) or 7(d), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans. The date of termination specified in any notice of termination pursuant to subsection 7(a) shall be no later than the last business day of the month in which such notice is provided to Employee.

           (b) (i) In the event of termination pursuant to subsection 7(b) or 7(c), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof, through the date of termination specified in the notice of termination. Any benefits payable under insurance, health, retirement and bonus plans as a result of Employee's participation in such plans through such date shall be paid when due under those plans.

                     (ii) If the termination occurs during the two-year period following a Change of Control, Employee shall be entitled to receive from Employer an aggregate amount equal to 2.99 times the average annual base salary and 2.99 times the average bonus paid to the Employee by the Employer and/or all subsidiaries in the last fiscal year prior to the date of termination. Payment of such amount shall be made in semi-monthly installments each equal to 1/72nd of such amount payable in the same sequence of semi-monthly payments as followed by the Employer for the payment of salary, beginning on the first salary payment date following the date of termination and continuing until paid in full, or at the option of Employee, in a lump sum no later than thirty (30) calendar days following the date of termination.

                     (iii) If the termination does not occur during the two-year period following a Change of Control, Employee shall be entitled to continue to receive from Employer his Base Compensation at the rates in effect at the time of termination for the period of time equal to the remaining Term of the Agreement. Payment of such amount shall be made in semi-monthly installments in the same sequence of semi-monthly payments as followed by the Employer for the payment of salary, beginning on the first salary payment date following the date of termination and continuing until paid in full, or at the option of Employee, in a lump sum no later than thirty (30) calendar days following the date of termination.

                     (iv) In lieu of the COBRA coverage otherwise available to the Employee, during the greater of 18 months or the period of time equal to the remaining Term of the Agreement, Employer will maintain in full force and effect for the continued benefit of Employee each employee welfare benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended) in which Employee was entitled to participate immediately prior to the date of his termination, unless an essentially equivalent and no less favorable benefit is provided by a subsequent employer of Employee. If the terms of any employee welfare benefit plan of Employer do not permit continued participation by Employee, Employer will arrange to provide to Employee a benefit substantially similar to, and no less favorable than, the benefit he was entitled to receive under such plan at the end of the period of coverage.

                     (v) For purposes of this Agreement, a "Change of Control" shall mean (A) any merger, tender offer, consolidation or sale of substantially all of the assets of Employer, or related series of such events, as a result of which: (1) shareholders of Employer immediately prior to such event hold less than 50% of the outstanding voting securities of Employer or its survivor or successor immediately after such event; (2) persons holding less than 25% of such securities before such event own more than 50% of such securities after such event; or (3) persons constituting a majority of the Board of Directors were not directors of Employer for at least 24 preceding months; (B) any sale, lease, exchange, transfer, or other disposition of all or any substantial part of the assets of the Employer; or (C) any acquisition by any person or entity, directly or indirectly, of the beneficial ownership of 40% or more of the outstanding voting stock of the Employer, excluding acquisitions by individuals or entities who at the date of this Agreement were either a Director of the Employer or the beneficial owner (either directly or indirectly) of 10% or more of the voting securities of the Employer.


           (c) In the event of termination pursuant to subsection 7(e), compensation provided for herein (including Base Compensation) shall continue to be paid, and Employee shall continue to participate in the employee benefit, retirement, and compensation plans and other perquisites as provided in sections 5 and 6 hereof, (i) in the event of Employee's death, through the date of death, or (ii) in the event of Employee's disability, through the date of proper notice of disability as required by subsection 7(e). Any benefits payable under insurance, health, retirement and bonus plans as a result of Employer's participation in such plans through such date shall be paid when due under those plans.

           (d) Employer will permit Employee or his personal representative(s) or heirs, during a period of three months following Employee's termination of employment (as specified in the notice of termination) by Employer for the reasons set forth in subsections 7(b) or (c), if such termination follows a Change of Control, to require Employer, upon written request, to purchase all outstanding stock options previously granted to Employee under any Employer stock option plan then in effect whether or not such options are then exercisable or have terminated at a cash purchase price equal to the amount by which the aggregate "fair market value" of the shares subject to such options on the date of termination specified in the notice of termination exceeds the aggregate option price for such shares. For purposes of this Section 8(d), "fair market value" shall mean between the reported closing bid and ask prices for the shares of common stock of the Company as quoted by the National Association of Securities Dealer Automated Quotation System ("NASDAQ"). If the common stock of the Employer is not quoted on NASDAQ, the fair market value shall be determined by the Compensation Committee of the Board based upon quotations of the entities which make a market in the Company's stock. In the event no entities make a market in the Company's stock, "fair market value" shall mean the amount agreed upon by the Employee and the Company. If the Employee and the Company are unable to reach an agreement regarding the fair market value of the stock within ten
(10) days of the date of termination specified in the notice of termination, then the Employee and the Company shall each select an appraisal firm and the two firms shall determine the fair market value of the Employee's stock. If the two appraisal firms cannot agree upon the value within thirty (30) days of their appointment, they shall appoint a third appraiser, the decision of a majority of the three (3) appraisers shall be final and binding on the Employee and the Company; provided, however, the Employee may elect, by notifying the Company within thirty (30) days after the date of termination specified in the notice of termination, to have the following definition of "fair market value" apply for purposes of this Section 8(d): the per share book value of the Company's stock, calculated in accordance with generally accepted accounting principles as of the last day of the month coinciding with or immediately preceding the date of termination as specified in the notice of termination. The costs of any appraisals shall be paid one-half by the Employer and one-half by the Employee or his personal representative(s) or heirs, as the case may be.

           9. Confidentiality and Non-Compete Covenants. In order to induce Employer to enter into this Agreement, Employee hereby agrees as follows:

           (a) While Employee is employed by Employer and for a period of two years after termination of such employment for reasons other than those set forth in subsections 7(b) or (c) of this Agreement, Employee shall not divulge or furnish any trade secrets (as defined in IND. CODE Section 24-2-3-2) of Employer or any confidential information acquired by him while employed by Employer concerning the policies, plans, procedures or customers of employer to any person, firm or corporation, other than Employer or upon its written request, or use any such trade secret or confidential information directly or indirectly for Employee's own benefit or for the benefit of any person, firm or corporation other than Employer, since such trade secrets and confidential information are confidential and shall at all times remain the property of Employer.

           (b) For a period of two years after termination of Employee's employment by Employer for reasons other than those set forth in subsections 7(b) or (c) of this Agreement, Employee shall not directly or indirectly (i) provide banking or bank-related services to or solicit the banking or bank-related business of any customer of Employer at the time of such provision of services or solicitation which Employee served either alone or with others while employed by Employer in any city, town, borough, township, village or other place in which Employee performed services for Employer while employed by it, (ii) assist any actual or potential competitor of Employer to provide banking or bank-related services to or solicit any such customer's banking or bank-related business in any such place, or (iii) solicit or encourage any employee of Employer or Bank to terminate his or her employment with Employer or Bank.

           (c) While Employee is employed by Employer and for a period of one year after termination of Employee's employment by Employer for reasons other than those set forth in subsections 7(b) or (c) of this Agreement, Employee shall not, directly or indirectly, as principal, agent, or trustee, or through the agency of any corporation, partnership, trade association, agent or agency, engage in any banking or bank-related business or venture which competes with the business of Employer as conducted during Employee's employment by Employer within a radius of fifty (50) miles of Employer's main office.

           (d) If Employee's employment by Employer is terminated for any reason, Employee will turn over immediately thereafter to Employer all business correspondence, letters, papers, reports, customers' lists, financial statements, credit reports or other confidential information or documents of Employer or its affiliates in the possession or control of Employee, all of which writings are and will continue to be the sole and exclusive property of Employer or its affiliates.

           If Employee's employment by Employer is terminated during the Term of this Agreement for reasons set forth in subsections 7(b) or (c) or this Agreement, Employee shall have no obligations to Employer with respect to noncompetition and nonsolicitation under subsections 9(b) and 9(c), but the obligations with respect to trade secrets, confidential information and property under subsections 9(a) and 9(d) shall continue.

           10. Notice of Termination. Any termination of Employee's employment with Employer as contemplated by section 7 hereof, except in the circumstances of Employee's death, shall be communicated by written "Notice of Termination" by the terminating party to the other party hereto. Any "Notice of Termination" pursuant to subsections 7(a), 7(c) or 7(e) shall indicate the specific provisions of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

           11. Suspensions. If Employee is suspended and/or temporarily prohibited from participating in the conduct of Employer's or any affiliates' affairs by a notice served under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer shall (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

           12. Removal. If Employee is removed and/or permanently prohibited from participating in the conduct of Employer's or any affiliates' affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties to the Agreement shall not be affected. If Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of Employer or Employee.

           13. Regulatory Oversight. All obligations under this Agreement may be terminated except to the extent determined that the continuation of the Agreement is necessary for the continued operation of Employer by order of any state or federal banking regulatory agency with supervision of the Employer or any of its affiliates, unless stayed by appropriate proceedings, and Employer shall be under no obligation to perform any of its obligations hereunder if it is informed in writing by any state or federal banking regulatory agency with supervision of the Employer or any of its affiliates that performance of its obligations would constitute an unsafe or unsound banking practice.

           14. Legal Fees. If a dispute arises regarding the termination of Employee pursuant to section 7 hereof or as to the interpretation or enforcement of this Agreement and Employee obtains a final judgment in his favor in a court of competent jurisdiction or his claim is settled by Employer prior to the rendering of a judgment by such a court, all reasonable legal fees and expenses incurred by Employee in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or otherwise pursuing his claim shall be paid by Employer, to the extent permitted by law.

           15. Death. Should Employee die after termination of his employment with Employer while any amounts are payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by Employee's executors, administrators, heirs, distributees, devisees and legatees and all amounts payable hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there is no such designee, to his estate.

           16. Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Employee:                3728 East 200 North Lafayette,IN 47905

If to Employer:                Lafayette Community Bancorp

                               2 North 4th Street

                               Lafayette, Indiana   47901

or to such other address as either party hereto may have furnished to the other party in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

           17. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Indiana, without reference to the choice of law principles or rules thereof.

           18. Successors and Assigns. Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer, by agreement in form and in substance satisfactory to Employee to expressly assume and agree to perform this Agreement in the same manner and same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a material intentional breach of this Agreement and shall entitle Employee to terminate his employment with Employer pursuant to subsection 7(C) hereof. As used in this Agreement, "Employer" shall mean Employer as hereinbefore defined and any successor to its business or assets as aforesaid.

           19. Modification. No provision of this agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier of dissimilar provisions or conditions at the same or any prior subsequent time. No agreements or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

           20. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain in full force and effect.

           21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

           22. Assignment. This Agreement is personal in nature and neither party hereto shall, without consent of the other, assign or transfer this Agreement or any rights or obligations hereunder except as provided in section 15 and section 18 above. Without limiting the foregoing, Employee's right to receive compensation hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his will or by the laws of descent or distribution as set forth in section 14 hereof, and in the event of any attempted assignment or transfer contrary to this paragraph, Employer shall have no liability to pay any amounts so attempted to be assigned or transferred. This Agreement shall be assigned to a yet-to-be formed subsidiary of the Employer, if and when the Employer commences operations of a financial institution through such subsidiary. The Employer shall guarantee obligations of such subsidiary hereunder.

           23. Limitations. Anything in this Agreement to the contrary notwithstanding in the event Employer's independent public accountants determine that any payment by Employer to or for the benefit of Employee, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by employer for federal income tax purposes because of Section 280G of the Code, then the amount payable to or for the benefit of Employee pursuant to the Agreement shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 23, the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be non-deductible by Employer because of Section 280G of the Code.

     24. Document Review. Employer and Employee hereby acknowledge and agree that each (i) has read this Agreement in its entirety prior to executing it,
(ii) understands the provisions and effects of this Agreement, (iii) has consulted with such attorneys, accountants and financial and other advisors as it or he has deemed appropriate in connection with their respective execution of this Agreement, and (iv) has executed this Agreement voluntarily and knowingly. EMPLOYEE HEREBY UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT HAS BEEN PREPARED BY LEGAL COUNSEL TO THE EMPLOYER AND THAT HE HAS NOT RECEIVED ANY ADVICE, COUNSEL OR RECOMMENDATION WITH RESPECT TO THIS AGREEMENT FROM SUCH COUNSEL.

                                   * * * * * *

     IN WITNESS WHEREOF, the parties have caused the Agreement to be executed and delivered as of the 20th day of December, 1999.


                                        LAFAYETTE COMMUNITY BANCORP
                                        ("Employer")


                                        By:   /S/ EDWARD CHOSNEK
                                           ----------------------------
                                           Edward Chosnek, Chairman
                                           of the Board of Directors



                                           /S/ DAVID R. ZIMMERMAN
                                           ----------------------------
                                           David R. Zimmerman ("Employee")